Exhibit 10.15
FORM OF
IMAGE ENTERTAINMENT, INC.
INCENTIVE STOCK OPTION AGREEMENT
This Incentive Stock Option Agreement (“Option Agreement”) is between Image Entertainment, Inc., a Delaware corporation (the “Company”), and                                          (“Optionee”), who agree as follows:
Section 1. Introduction. The Company has heretofore adopted the Image Entertainment, Inc. 2008 Stock Awards and Incentive Plan (the “Plan”). The Company, acting through the Committee (as defined in the Plan), has determined that its interests will be advanced by the issuance to Optionee of an Incentive Stock Option under the Plan. This Incentive Stock Option is subject to all of the terms and conditions as set forth herein and in the Plan.
Section 2. Option. Subject to the terms and conditions contained herein, the Company hereby grants to Optionee the right and option (“Option”) to purchase from the Company                      shares of the Company’s common stock, $0.0001 par value (“Stock”), at a price of $                     per share, which is not less than the fair market value of the Stock at the date of grant of this Option; provided, however, that if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation (as defined in the Plan), such price is not less than 110% of the fair market value of the Stock at the date of grant of this Option. Though the Option is granted as an Incentive Stock Option, the Company does not represent or warrant that the Option qualifies as such.
Section 3. Option Period. Beginning on                      (the “Date of Grant”), the Option herein granted may be exercised by Optionee in whole or in part at any time during a ten-year period (a five-year period if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation) (the “Option Period”), subject to earlier termination in accordance with the terms of the Plan and the Option Agreement, in accordance with the following vesting schedule:

Number of Shares Purchasable
Vesting Date	(cumulative to the extent more than one Vesting Date is specified)

Notwithstanding anything in this Option Agreement to the contrary, the Committee, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to Optionee, accelerate the earliest date or dates on which any portion of the Option granted hereunder is exercisable.

Except as otherwise provided under the Internal Revenue Code of 1986 or applicable regulations, to the extent that the aggregate fair market value (determined at the time an option is granted) of the Stock with respect to which the Option and any other incentive stock option (determined without regard to this sentence) issued to Optionee under all plans of the Company and its Parent Corporation or Subsidiary Corporations becomes exercisable for the first time during any calendar year exceeds $100,000, such portions of options in excess of $100,000 shall be treated as Nonqualified Stock Options. A portion of the Option also may be treated as a Nonqualified Stock Option if certain events cause exercisability of the Option to accelerate.
Section 4. Procedure for Exercise. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Stock with respect to which the Option is being exercised. The notice shall be accompanied by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, or wire transfer, (ii) if permitted by the Committee, shares of Stock theretofore owned by Optionee duly endorsed for transfer to the Company, (iii) if the Stock is registered under the Securities Exchange Act of 1934, as amended, and to the extent permitted by law, instructions to a broker to deliver to the Company the total payment required, all in accordance with the regulations of the Federal Reserve Board, (iv) such other consideration as the Committee may permit, or (v) any combination of the preceding, equal in value to the aggregate exercise price. Notice may be delivered by facsimile. The notice shall specify the address to which the certificates for such shares are to be mailed. The Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which the Option is being exercised are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Stock as of such date.
As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.
Section 5. Termination of Employment or Service. If, for any reason other than retirement, death or disability, Optionee ceases to be employed by the Company or its Affiliates or ceases to serve as a director or consultant, the Option may be exercised (to the extent Optionee would have been entitled to do so at the date of termination of employment or cessation of serving as a director or consultant) during a three-month period after such date (after which period the Option shall expire), but in no event may the Option be exercised after the expiration of the Option Period; provided, however, that if Optionee’s employment or service as a director or consultant is terminated because of the Optionee’s (a) theft or embezzlement from the Company or its Affiliates, (b) disclosure of trade secrets of the Company or its Affiliates, (c) failure to perform his/her job duties and services resulting in a material adverse effect on the Company or its Affiliates or (d) the commission of a willful, felonious act while in the employment or service of the Company or its Affiliates (such reasons shall hereinafter be collectively referred to as “for cause”), then the Option or unexercised portion thereof shall expire upon such termination of employment or cessation of serving as a director or consultant.

In the event that Optionee dies or Optionee’s employment or service ceases because Optionee is determined to be disabled, the Option may be exercised (to the extent Optionee would have been entitled to do so at the date of death or termination of employment or service) at any time and from time to time, within a one year period after such death or termination of employment or service, by Optionee or his guardian or legal representative or, in the case of death, the executor or administrator of Optionee’s estate or by the person or persons to whom Optionee’s rights under this Option Agreement shall pass by will or the laws of descent and distribution (after which period the Option will expire), but in no event may the Option be exercised after the expiration of the Option Period. Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Subject to the discretion of the Committee, if Optionee ceases to be an employee of the Company (including as an officer of the Company) as a result of Retirement, Optionee need not exercise the Option within three (3) months of termination of employment but will be entitled to exercise the Option within the maximum term of the Option to the extent the Option was otherwise exercisable at the date of Retirement. However, if Optionee does not exercise within three (3) months of termination of employment, the Option will not qualify as an Incentive Stock Option if it otherwise so qualified. The term “Retirement” as used herein means such termination of employment in accordance with the retirement policies of the Company and its Affiliates then in effect.
The Option must be exercised within three months after termination of employment for reasons other than death or disability and one year after termination of employment due to disability (as such term is defined for purposes of Incentive Stock Options) to qualify for the beneficial tax treatment afforded Incentive Stock Options.
It is Optionee’s responsibility to be aware of the date on which the Option terminates.
Section 6. Leave of Absence. The Committee shall have the discretion to determine whether and to what extent the vesting of the Option shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of the Option shall be tolled during any such unpaid leave (unless otherwise required by any applicable law, rule or regulation). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Option to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Notwithstanding the foregoing, certain leaves of absence may result in a loss of the status of the Option as an Incentive Stock Option under the rules and regulations applicable to incentive stock options. In such event, the Option will be treated for tax purposes as a Nonqualified Stock Option.

Section 7. Transferability. The Option shall not be transferable by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
Section 8. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.
Section 9. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the Company undergoes a “Change of Control” (as defined in the Plan) or other corporate reorganization described in Section XIII of the Plan, the Option granted hereunder shall be governed by Section XIII of the Plan.
Section 10. Changes in Capital Structure. If the outstanding shares of Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split or combination of shares, the number and kind of shares of Stock or other securities subject to the Plan or subject to the Option, and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.
Section 11. Compliance with Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 7) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

Section 12. Compliance with Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.
Section 13. Tax Provisions.
(a) Effect of Failure to Qualify for Incentive Stock Option Treatment. If Optionee disposes of any shares of Stock acquired pursuant to the exercise of the Option prior to the later of (i) two years from the Date of Grant or (ii) one year from the date the shares of Stock are acquired, Optionee shall notify the Company of such disposition within ten days of its occurrence. In the event of any such disposition, or if any other event occurs such that Optionee recognizes compensation income with respect to this option, Optionee shall deliver to the Company any amount of federal or state income tax withholding required by law. If Optionee fails to pay the withholding tax, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of any disposition or other event described in this Section.
(b) Tax Consequences. Optionee has reviewed, or has had the opportunity to review but chose not to do so, with Optionee’s own tax or legal advisors the federal, state, local and foreign tax consequences that may arise upon the grant, vesting or exercise of the Option and the disposition of any shares of Stock subject to the Option. Optionee understands that Optionee (and not the Company) shall be responsible for any tax liability that may arise with respect to the Option and the disposition of any shares subject thereto.
Section 14. No Right to Employment. Optionee shall be considered to be in the employment of the Company or its Affiliates so long as he or she remains an employee of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company or its Affiliates, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between Optionee and the Company or its Affiliates.

Section 15. Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee and Optionee’s heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee’s heirs, personal representatives and successors.
Section 16. Legends on Certificate. The certificates representing the shares of Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.
Section 17. Notices. Except as expressly provided otherwise in this Option Agreement, every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, California 91311, Attention: Corporate Secretary. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee’s rights or privileges hereunder.
Section 18. Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons.
Section 19. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

Section 20. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.
Section 21. Entire Agreement; Amendment. This Option Agreement and any other agreements and instruments contemplated by this Option Agreement contain the entire agreement of the parties, and this Option Agreement may be amended only in writing signed by both parties.
IN WITNESS WHEREOF, this Incentive Stock Option Agreement has been executed as of the                       day of          , 20       .

Image Entertainment, Inc.

By:

Title:

OPTIONEE

Address:

NOTICE OF EXERCISE
To: Image Entertainment, Inc.
Date: ____________________
The undersigned, pursuant to the provisions set forth in the attached Incentive Stock Option Agreement, hereby irrevocably elects to purchase:
                     Shares covered by such Option.
The undersigned herewith makes payment of the full Exercise Price for such Shares at the price per Share provided for in such Incentive Stock Option Agreement, which is an aggregate of $                    .
In exercising the Option, the undersigned hereby confirms and acknowledges that the Shares are being acquired solely for the account of the undersigned and not a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1993, as amended, or any applicable state securities laws.
Please issue a certificate representing said Shares in the name of the undersigned.

OPTIONEE:

Signature

Print Name

Address

Social Security No.